Exhibit 4.6

CUSIP 904572 104

UNI-PIXEL, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
COMMON STOCK

SEE REVERSE FOR
CERTAIN DEFINITIONS

This
certifies
that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $0.001 PAR VALUE, OF
UNI-PIXEL,INC.

(hereinafter called the “Corporation”), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of the Certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation, as amended, and the Bylaws of the Corporation, as amended (copies of which are on file at the office of the Transfer Agent), to all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATE:

Countersigned:
SECURITIES TRANSFER CORPORATION
PRESIDENT	P.O.Box 701629
Dallas, Tx. 75370

By:
TRANSFER AGENT - AUTHORIZED SIGNATURE
SECRETARY